Exhibit 99.1

Investors:

Kyle Bland: 630-824-1987

Media:

Steve Carlson: 630-824-1783

SUNCOKE ENERGY PARTNERS, L.P. ANNOUNCES FOURTH QUARTER

AND FULL-YEAR 2015 RESULTS

•	Net income attributable to SXCP was $36.3 million in fourth quarter 2015, up $14.9 million versus the same prior year period due to the Convent Marine Terminal (“CMT”) acquisition and increased ownership interest in our Granite City cokemaking facility

•	Fourth quarter 2015 Adjusted EBITDA attributable to SXCP increased $17.2 million to $56.1 million, driving distributable cash flow of $32.2 million with a cash coverage ratio of 1.15x

•	Full-year 2015 Adjusted EBITDA attributable to SXCP increased $61.0 million to $191.9 million, driving distributable cash flow of $117.1 million. These full-year results were above revised guidance and within our original guidance when excluding impact of the CMT and Granite City 23% transactions

•	Declared fourth quarter 2015 cash distribution per unit of $0.5940

LISLE, Ill. (January 28, 2016)—SunCoke Energy Partners, L.P. (NYSE: SXCP) today reported fourth quarter 2015 net income attributable to SXCP of $36.3 million, an increase of $14.9 million from fourth quarter 2014. Full-year 2015 net income attributable to SXCP was $85.4 million, an increase of $29.4 million from full-year 2014. Both current year periods benefited from the Convent Marine Terminal acquisition and higher ownership interest in our cokemaking facilities.

“Despite the prolonged macro and industry-specific challenges impacting the steel and coal markets throughout 2015, we continued to generate consistent cash flows underpinned by a competitive coal logistics and cokemaking asset base and backed by our long-term, take-or-pay contract business model,” said Fritz Henderson, President, Chairman and Chief Executive Officer of SunCoke Energy Partners, L.P. “In the past year, we expanded our operating portfolio with the Convent Marine Terminal acquisition and the dropdown transactions for 98 percent interest in our Granite City cokemaking facility, and successfully delivered against our full-year Adjusted EBITDA and Distributable Cash Flow guidance.”

At its December 2015 investor day, the Company provided a full-year 2016 Adjusted EBITDA attributable to SXCP guidance range of $207 million to $217 million generating a distributable cash flow range of $158 million to $172 million. We also announced our intent to implement a revised capital allocation strategy that shifts excess cash flow towards de-levering the balance sheet.

Henderson continued, “We began executing against our revised capital allocation strategy by repurchasing approximately $48 million face value of outstanding notes in the fourth quarter. As we enter 2016, we remain focused on achieving our 2016 guidance while maintaining a robust liquidity position and further reducing leverage.”

2015 CONSOLIDATED RESULTS(1)

	Three Months Ended December 31,			Years Ended December 31,
(Dollars in millions)	2015	2014	Increase/ (Decrease)	2015	2014	Increase/ (Decrease)
Revenues(2)	$217.4	$223.9	$(6.5)	$838.5	$873.0	$(34.5)
Operating Income(2)	$40.5	$32.4	$8.1	$137.2	$135.1	$2.1
Adjusted EBITDA(2)(3)	$56.9	$46.4	$10.5	$201.7	$188.9	$12.8
Net Income attributable to SXCP(4)	$36.3	$21.4	$14.9	$85.4	$56.0	$29.4

(1)	The current and prior year periods are not comparable due to the impact of Convent Marine Terminal, which was acquired on August 12, 2015.
(2)	Includes 100 percent of Granite City in 2015 and 2014.
(3)	See definition of Adjusted EBITDA and reconciliation elsewhere in this release.
(4)	Net income attributable to SXCP includes the impacts of SXCP’s 75 percent ownership interest in Granite City from January 13, 2015 through August 12, 2015 and SXCP’s 98 percent ownership interest in Granite City from August 13, 2015 through December 31, 2015, respectively.

The fourth quarter and full-year revenues declined $6.5 million and $34.5 million, respectively, to $217.4 million and $838.5 million, respectively. While we continue to achieve contract maximums, volumes in excess of maximums as well as spot sales have decreased in 2015 as compared to the prior year periods. Additionally, the declines in both the fourth quarter and full-year 2015 were due to the pass-through of lower coal costs and the impact of the reorganization of the Haverhill Chemicals LLC facility. These decreases were partly offset by the contribution of Convent Marine Terminal, which was acquired in August 2015.

Operating income and Adjusted EBITDA increased to $40.5 million and $56.9 million, respectively, in fourth quarter 2015. Full-year 2015 operating income and Adjusted EBITDA were up $2.1 million and $12.8 million to $137.2 million and $201.7 million, respectively. The fourth quarter and full-year 2015 increases were primarily due to contributions from CMT, partly offset by lower sales volumes and the impact of the reorganization of the Haverhill Chemicals LLC facility.

The fourth quarter and full-year net income attributable to SXCP increased $14.9 million and $29.4 million, respectively, to $36.3 million and $85.4 million, respectively, due to the reasons discussed above. Other factors that partially contributed to the increase in net income attributable to SXCP include the acquisition of an ownership interest in Granite City in 2015, as well as our increased ownership in the Haverhill and Middletown cokemaking facilities in May 2014.

FOURTH QUARTER SEGMENT INFORMATION

Domestic Coke

Domestic Coke segment consists of our 98 percent interest in the Haverhill, Middletown and Granite City cokemaking facilities, located in Franklin Furnace and Middletown, Ohio; and Granite City, Illinois, respectively.

	Three Months Ended December 31,
(Dollars in millions)	2015	2014	Increase/ (Decrease)
Revenues	$182.7	$212.0	$(29.3)
Adjusted EBITDA(1)	$39.8	$44.5	$(4.7)
Sales Volume (in thousands of tons)	613	648	(35)
Adjusted EBITDA per ton(2)	$64.88	$68.67	$(3.79)

(1)	See definition of Adjusted EBITDA and reconciliation to GAAP elsewhere in this release.
(2)	Reflects Domestic Coke Adjusted EBITDA divided by Domestic Coke sales volumes.

Adjusted EBITDA, which is reported on a 100 percent ownership basis, was $39.8 million, a decrease of $4.7 million from the same prior year period, caused by lower sales volume as well as the impact of the reorganization of the Haverhill Chemicals LLC facility, with whom we had a steam supply agreement.

Coal Logistics

Coal Logistics consists of the coal handling and blending services operated by SXCP at CMT located on the Mississippi river in Louisiana, Lake Terminal in East Chicago, IN and Kanawha River Terminals, LLC, which has terminals along the Ohio, Big Sandy and Kanawha rivers in West Virginia and Kentucky. The current and prior year periods are not comparable due to the impact of CMT, which was acquired on August 12, 2015.

	Three Months Ended December 31,
(Dollars in millions)	2015	2014	Increase/ (Decrease)
Revenues	$34.7	$11.9	$22.8
Intersegment sales	$1.5	$1.4	$0.1
Adjusted EBITDA(1)	$20.4	$3.4	$17.0
Tons handled (thousands of tons)	5,555	4,301	1,254
Adjusted EBITDA per ton(2)	$3.67	$0.79	$2.88

(1)	See definition of Adjusted EBITDA and reconciliation to GAAP elsewhere in this release.
(2)	Reflects Coal Logistics Adjusted EBITDA divided by Coal Logistics tons handled.

•	Revenues were up $22.8 million, driven by a $22.9 million contribution from CMT.

•	Adjusted EBITDA was up $17.0 million, driven by the $15.6 million contribution of CMT. During the period, Convent handled 1,395 thousand tons of coal.

Corporate and Other

Corporate and other costs of $3.3 million in fourth quarter 2015 increased $1.8 million over the same prior year period due to an allocation of higher costs from SunCoke.

CASH DISTRIBUTIONS

On January 25, 2016, the Board of Directors of SXCP’s general partner declared a quarterly cash distribution of $0.5940 per unit, an increase of 10 percent versus the same prior year period. This distribution will be paid on March 1, 2016, to unitholders of record on February 15, 2016.

RELATED COMMUNICATIONS

We will host an investor conference call today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). Investors may participate on this call by dialing 1-877-201-0168 in the U.S. or 1-647-788-4901 if outside the U.S., confirmation code 22723340. This conference call will be webcast live and archived for replay in the Investor Relations section of www.suncoke.com.

UPCOMING EVENTS

We plan to participate in the following investor conferences:

•	Barclays Select Series 2016: MLP Corporate Access Day on March 1, 2016 in New York, NY

•	Morgan Stanley’s MLP/Diversified Natural Gas Conference on March 2, 2016 in New York, NY

NOTICE

This statement is intended to serve as qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b)(4) and (d) given by a publicly traded partnership for the nominee to be treated as a withholding agent. Please note that SXCP’s quarterly cash distributions are treated as partnership distributions for federal income tax purposes and that 100 percent of these distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of SXCP’s distributions to a nominee on behalf of foreign investors are subject to federal income tax withholding at the highest marginal tax rate for individuals or corporations, as applicable. Nominees, and not SXCP, are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

ABOUT SUNCOKE ENERGY PARTNERS, L.P.

SunCoke Energy Partners, L.P. (NYSE: SXCP) is a publicly traded master limited partnership that manufactures high-quality coke used in the blast furnace production of steel and provides export and domestic coal handling services to the coke, coal, steel and power industries. In our cokemaking business, we utilize an innovative heat-recovery technology that captures excess heat for steam or electrical power generation and have long-term, take-or-pay coke contracts that pass through commodity and certain operating costs. Our coal handling terminals have the collective capacity to blend and transload more than 45 million tons of coal each year and are strategically located to reach Gulf Coast, East Coast,Great Lakes and international ports. SXCP’s General Partner is a wholly owned subsidiary of SunCoke Energy, Inc. (NYSE: SXC), which has more than 50 years of cokemaking experience serving the integrated steel industry. To learn more about SunCoke Energy Partners, L.P., visit our website at www.suncoke.com.

DEFINITIONS

•	Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization adjusted for sales discounts, and Coal Logistics deferred revenue. Prior to the expiration of our nonconventional fuel tax credits in 2013, Adjusted EBITDA included an add-back of sales discounts related to the sharing of these credits with our customers. Any adjustments to these amounts subsequent to 2013 have been included in Adjusted EBITDA. Coal Logistics deferred revenue adjusts for differences between the timing of recognition of take-or-pay shortfalls into revenue for GAAP purposes versus the timing of payments from our customers. This adjustment aligns Adjusted EBITDA more closely with cash flow. Adjusted EBITDA does not represent and should not be considered an alternative to net income or operating income under GAAP and may not be comparable to other similarly titled measures in other businesses. Management believes Adjusted EBITDA is an important measure of the operating performance and liquidity of the Partnership’s net assets and its ability to incur and service debt, fund capital expenditures and make distributions. Adjusted EBITDA provides useful information to investors because it highlights trends in our business that may not otherwise be apparent when relying solely on GAAP measures and because it eliminates items that have less bearing on our operating performance and liquidity. EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, and they should not be considered an alternative to net income, operating cash flow or any other measure of financial performance presented in accordance with GAAP.

•	Adjusted EBITDA attributable to SXCP equals Adjusted EBITDA less Adjusted EBITDA attributable to noncontrolling interests.

•	Distributable Cash Flow equals Adjusted EBITDA less net cash paid for interest expense, ongoing capital expenditures, accruals for replacement capital expenditures, and cash distributions to noncontrolling interests; plus amounts received under the Omnibus Agreement and acquisition expenses deemed to be Expansion Capital under our Partnership Agreement. Distributable Cash Flow is a non-GAAP supplemental financial measure that management and external users of SXCP’s financial statements, such as industry analysts, investors, lenders and rating agencies use to assess:

•	SXCP’s operating performance as compared to other publicly traded partnerships, without regard to historical cost basis;

•	the ability of SXCP’s assets to generate sufficient cash flow to make distributions to SXCP’s unitholders;

•	SXCP’s ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

We believe that Distributable Cash Flow provides useful information to investors in assessing SXCP’s financial condition and results of operations. Distributable Cash Flow should not be considered an alternative to net income, operating income, cash flows from operating activities, or any other measure of financial performance or liquidity presented in accordance with generally accepted accounting principles (GAAP). Distributable Cash Flow has important limitations as an analytical tool because it excludes some, but not all, items that affect net income and net cash provided by operating activities and used in investing activities. Additionally, because Distributable Cash Flow may be defined differently by other companies in the industry, our definition of Distributable Cash Flow may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

•	Ongoing capital expenditures (“capex”) are capital expenditures made to maintain the existing operating capacity of our assets and/or to extend their useful lives. Ongoing capex also includes new equipment that improves the efficiency, reliability or effectiveness of existing assets. Ongoing capex does not include normal repairs and maintenance, which are expensed as incurred, or significant capital expenditures. For purposes of calculating distributable cash flow, the portion of ongoing capex attributable to SXCP is used.

•

Replacement capital expenditures (“capex”) represents an annual accrual necessary to fund SXCP’s share of the estimated costs to replace or rebuild our facilities at the end of their working lives. This accrual is estimated based on the average quarterly anticipated replacement capital that we expect to incur over the long term to replace our major capital assets at the end of their working lives. The replacement capex accrual estimate will be subject to review and prospective change by SXCP’s general partner at least annually and whenever an event occurs that causes a material adjustment of replacement capex, provided such change is approved by our conflicts committee.

FORWARD-LOOKING STATEMENTS

Some of the statements included in this press release constitute “forward-looking statements.” Forward-looking statements include all statements that are not historical facts and may be identified by the use of such words as “believe,” “expect,” “plan,” “project,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should” or the negative of these terms or similar expressions. Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of SXCP) that could cause actual results to differ materially.

Such risks and uncertainties include, but are not limited to domestic and international economic, political, business, operational, competitive, regulatory and/or market factors affecting SXCP, as well as uncertainties related to: pending or future litigation, legislation or regulatory actions; liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to acquisition, disposition or impairment of assets; recapitalizations; access to, and costs of, capital; the effects of changes in accounting rules applicable to SXCP; and changes in tax, environmental and other laws and regulations applicable to SXCP’s businesses.

Forward-looking statements are not guarantees of future performance, but are based upon the current knowledge, beliefs and expectations of SXCP management, and upon assumptions by SXCP concerning future conditions, any or all of which ultimately may prove to be inaccurate. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. SXCP does not intend, and expressly disclaims any obligation, to update or alter its forward-looking statements (or associated cautionary language), whether as a result of new information, future events or otherwise after the date of this press release except as required by applicable law.

SXCP has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by SXCP. For information concerning these factors, see SXCP’s Securities and Exchange Commission filings such as its annual and quarterly reports and current reports on Form 8-K, copies of which are available free of charge on SXCP’s website at www.suncoke.com. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

###

SunCoke Energy Partners, L.P.

Combined and Consolidated Statements of Income

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)
	(Dollars and units in millions, except per unit amounts)
Revenues
Sales and other operating revenue	$217.4	$223.9	$838.5	$873.0

Costs and operating expenses
Cost of products sold and operating expenses	146.9	171.0	599.6	656.3
Selling, general and administrative expenses	9.6	6.5	34.3	27.3
Depreciation and amortization expense	20.4	14.0	67.4	54.3

Total costs and operating expenses	176.9	191.5	701.3	737.9

Operating income	40.5	32.4	137.2	135.1
Interest expense, net	3.7	7.0	47.5	37.1

Income before income tax expense	36.8	25.4	89.7	98.0
Income tax (benefit) expense	(0.1)	1.5	(2.5)	10.5

Net income	$36.9	$23.9	$92.2	$87.5
Less: Net income attributable to noncontrolling interests	0.6	0.6	6.2	15.7

Net income attributable to SunCoke Energy Partners, L.P./Previous Owner	36.3	23.3	86.0	71.8

Less: Net income attributable to Previous Owner(1)	—	1.9	0.6	15.8

Net income attributable to SunCoke Energy Partners, L.P.	$36.3	$21.4	$85.4	$56.0

General partner’s interest in net income	$3.5	$2.9	$8.6	$18.2
Limited partners’ interest in net income	$32.8	$20.4	$77.4	$53.6
Net income per common unit (basic and diluted)	$0.71	$0.55	$1.92	$1.58
Net income per subordinated unit (basic and diluted)	$0.71	$0.55	$1.71	$1.43
Weighted average common units outstanding (basic and diluted)	30.6	21.7	26.2	19.7
Weighted average subordinated units outstanding (basic and diluted)	15.7	15.7	15.7	15.7

(1)	Reflects net income generated by our Granite City facility prior to the Granite City Dropdown on January 13, 2015.

SunCoke Energy Partners, L.P.

Consolidated Balance Sheets

	December 31,
	2015	2014
	(Unaudited)
	(Dollars in millions)
Assets
Cash and cash equivalents	$48.6	$33.3
Receivables	40.0	36.3
Receivables from affiliates, net	1.4	3.1
Inventories	77.1	90.4
Other current assets	2.0	0.9

Total current assets	169.1	164.0

Restricted cash	17.7	—
Properties, plants and equipment, net	1,326.5	1,213.4
Goodwill	67.7	8.2
Other intangible assets	187.4	6.9
Deferred income taxes	—	22.2
Deferred charges and other assets	0.5	2.3

Total assets	$1,768.9	$1,417.0

Liabilities and Equity
Accounts payable	$45.3	$61.1
Accrued liabilities	12.9	11.2
Current portion of long-term debt	1.1	—
Interest payable	17.5	12.3

Total current liabilities	76.8	84.6

Long-term debt	894.5	399.0
Deferred income taxes	38.0	—
Asset retirement obligation	5.6	5.3
Other deferred credits and liabilities	9.0	1.4

Total liabilities	1,023.9	490.3

Equity
Held by public:
Common units 20,787,744 and 16,789,164 units issued at December 31, 2015 and 2014, respectively)	300.0	239.1
Held by parent:
Common units 9,705,999 and 4,904,752 units issued at December 31, 2015 and 2014, respectively)	211.0	113.8
Subordinated units (15,709,697 units issued at December 31, 2015 and 2014, respectively)	203.3	203.7
General partner interest	15.1	9.2
Parent net equity	—	349.8

Partners’ capital attributable to SunCoke Energy Partners, L.P. / Previous Owner’s net equity	729.4	915.6

Noncontrolling interest	15.6	11.1
Total equity	745.0	926.7

Total liabilities and equity	$1,768.9	$1,417.0

SunCoke Energy Partners, L.P.

Combined and Consolidated Statements of Cash Flows

	Years Ended December 31,
	2015	2014
	(Dollars in millions)
Cash Flows from Operating Activities:
Net income	$92.2	$87.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	67.4	54.3
Deferred income tax (benefit) expense	(2.5)	10.5
(Gain) loss on extinguishment of debt	(0.7)	15.4
Changes in working capital pertaining to operating activities (net of acquisitions):
Receivables	(8.6)	(10.1)
Receivables from affiliate, net	3.3	3.3
Inventories	15.0	(9.4)
Accounts payable	(12.1)	(18.4)
Accrued liabilities	(5.4)	(13.3)
Interest payable	0.5	7.7
Other	0.3	(1.0)

Net cash provided by operating activities	149.4	126.5

Cash Flows from Investing Activities:
Capital expenditures	(42.3)	(67.6)
Acquisitions of business, net of cash received	(191.7)	—
Restricted cash	(17.7)	—

Net cash used in investing activities	(251.7)	(67.6)

Cash Flows from Financing Activities:
Proceeds from issuance of common units, net of offering costs	30.0	90.5
Proceeds from issuance of long-term debt	260.8	268.1
Repayment of long-term debt	(231.3)	(276.3)
Debt issuance costs	(5.3)	(5.8)
Proceeds from revolving credit facility	232.0	40.0
Repayment of revolving credit facility	(50.0)	(80.0)
Distributions to unitholders (public and parent)	(104.5)	(74.7)
Distributions to noncontrolling interest (SunCoke Energy, Inc.)	(3.6)	(20.9)
Common public unit repurchases	(12.8)	—
Capital contribution from SunCoke Energy Partners GP LLC	2.3	0.3
Net transfers to parent net equity	—	(13.1)

Net cash provided by (used in) financing activities	117.6	(71.9)

Net increase (decrease) in cash and cash equivalents	15.3	(13.0)
Cash and cash equivalents at beginning of year	33.3	46.3

Cash and cash equivalents at end of year	$48.6	$33.3

Supplemental Disclosure of Cash Flow Information
Interest paid	$49.8	$15.7
Income taxes paid	$0.8	$—

SunCoke Energy Partners, L.P.

Segment Operating Data

The following tables set forth financial and operating data for the three and twelve months ended December 31, 2015 and 2014:

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
	(Dollars in millions)
Sales and other operating revenues:
Domestic Coke	$182.7	$212.0	$763.8	$823.7
Coal Logistics(1)	34.7	11.9	74.7	49.3
Coal Logistics intersegment sales	1.5	1.4	6.5	5.7
Elimination of intersegment sales	(1.5)	(1.4)	(6.5)	(5.7)

Total	$217.4	$223.9	$838.5	$873.0

Adjusted EBITDA(2):	—	—
Domestic Coke	$39.8	$44.5	$177.1	$181.8
Coal Logistics(1)	20.4	3.4	38.4	14.3
Corporate and Other	(3.3)	(1.5)	(13.8)	(7.2)

Total	$56.9	$46.4	$201.7	$188.9

Coke Operating Data:
Domestic Coke capacity utilization (%)	106	108	105	106
Domestic Coke production volumes (thousands of tons)	616	628	2,423	2,435
Domestic Coke sales volumes (thousands of tons)	613	648	2,409	2,443
Domestic Coke Adjusted EBITDA per ton(3)	$64.88	$68.67	$73.52	$74.42
Coal Logistics Operating Data:(1)
Tons handled (thousands of tons)	5,555	4,301	18,864	19,037
Coal Logistics Adjusted EBITDA per ton handled(4)	$3.67	$0.79	$2.04	$0.75

(1)	The current and prior year periods are not comparable due to the impact of CMT, which was acquired on August 12, 2015.
(2)	See definition of Adjusted EBITDA and reconciliation to GAAP elsewhere in this release.
(3)	Reflects Domestic Coke Adjusted EBITDA divided by Domestic Coke sales volumes.
(4)	Reflects Coal Logistics Adjusted EBITDA divided by Coal Logistics tons handled.

SunCoke Energy Partners, L.P.

Reconciliations of Non-GAAP Information

Adjusted EBITDA to Net Income and Net Cash Provided by Operating Activities

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
	(Dollars in millions)
Adjusted EBITDA attributable to SunCoke Energy Partners, L.P.	$56.1	$38.9	$191.9	$130.9
Add: Adjusted EBITDA attributable to Previous Owner(1)	—	6.7	1.5	38.3
Add: Adjusted EBITDA attributable to noncontrolling interest (2)	0.8	0.8	8.3	19.7

Adjusted EBITDA	$56.9	$46.4	$201.7	$188.9

Less:
Depreciation and amortization expense	$20.4	$14.0	$67.4	$54.3
Interest expense, net	3.7	7.0	47.5	37.1
Income tax (benefit) expense	(0.1)	1.5	(2.5)	10.5
Sales discounts provided to customers due to sharing of nonconventional fuel tax credits (3)	—	—	—	(0.5)
Coal Logistics deferred revenue (4)	(4.0)	—	(2.9)	—

Net income	$36.9	$23.9	$92.2	$87.5

Add:			—
Depreciation and amortization expense	$20.4	$14.0	$67.4	$54.3
(Gain) loss on extinguishment of debt	(10.1)	—	(0.7)	15.4
Changes in working capital and other	14.0	2.0	(9.5)	(30.7)

Net cash provided by operating activities	$61.2	$39.9	$149.4	$126.5

(1)	Reflects net income attributable to our Granite City facility prior to the Granite City Dropdown on January 13, 2015 adjusted for Granite City’s share of interest, taxes, depreciation and amortization during the same period.
(2)	Reflects net income attributable to noncontrolling interest adjusted for noncontrolling interest’s share of interest, taxes, depreciation and amortization.
(3)	Sales discounts are related to nonconventional fuel tax credits, which expired in 2013. At December 31, 2013, we had $13.6 million accrued related to sales discounts to be paid to our Granite City customer. During first quarter of 2014, we settled this obligation for $13.1 million which resulted in a gain of $0.5 million. This gain is recorded in sales and other operating revenue on our Combined and Consolidated Statement of Operations.
(4)	Coal Logistics deferred revenue adjusts for differences between the timing of recognition of take-or-pay shortfalls into revenue for GAAP purposes versus the timing of payments from our customers. This adjustment aligns Adjusted EBITDA more closely with cash flow.

SunCoke Energy Partners, L.P.

Reconciliations of Non-GAAP Information

Reconciliation of Adjusted EBITDA and Distributable Cash Flow to to Net Income

	Three Months Ended December 31,				Years Ended December 31,
	2015		2014		2015		2014
	(Dollars in millions)
Net cash provided by operating activities	$61.2		$39.9		$149.4		$126.5
Less:
Depreciation and amortization expense	20.4		14.0		67.4		54.3
(Gain) loss on extinguishment of debt	(10.1)		—		(0.7)		15.4
Changes in working capital and other	14.0		2.0		(9.5)		(30.7)

Net income	$36.9		$23.9		$92.2		$87.5
Add:
Depreciation and amortization expense	$20.4		$14.0		$67.4		$54.3
Interest expense, net	3.7		7.0		47.5		37.1
Income tax (benefit) expense	(0.1)		1.5		(2.5)		10.5
Sales discounts provided to customers due to sharing of nonconventional fuel tax credits(1)	—		—		—		(0.5)
Coal Logistics deferred revenue (2)	(4.0)		—		(2.9)		—

Adjusted EBITDA	$56.9		$46.4		$201.7		$188.9
Less:
Adjusted EBITDA attributable to Previous Owner (3)	—		6.7		1.5		38.3
Adjusted EBITDA attributable to noncontrolling interest (4)	0.8		0.8		8.3		19.7

Adjusted EBITDA attributable to SunCoke Energy Partners, L.P.	$56.1		$38.9		$191.9		$130.9
Less:
Ongoing capex	$9.0		$3.2		$20.4		15.2
Replacement capex accrual	1.9		1.4		7.2		4.9
Cash interest accrual	13.6		7.1		47.2		22.9
Cash tax accrual	(0.6)		—		—		—

Distributable cash flow	$32.2		$27.2		$117.1		$87.9

Quarterly cash distribution	$28.0		$22.2		$110.2		81.7
Distribution coverage ratio(5)	1.15	x	1.23	x	1.06	x	1.08	x

(1)	Sales discounts are related to nonconventional fuel tax credits, which expired in 2013. At December 31, 2013, we had $13.6 million accrued related to sales discounts to be paid to our Granite City customer. During first quarter of 2014, we settled this obligation for $13.1 million which resulted in a gain of $0.5 million. This gain is recorded in sales and other operating revenue on our Combined and Consolidated Statement of Operations.
(2)	Coal Logistics deferred revenue adjusts for differences between the timing of recognition of take-or-pay shortfalls into revenue for GAAP purposes versus the timing of payments from our customers. This adjustment aligns Adjusted EBITDA more closely with cash flow.
(3)	Reflects net income attributable to the Previous Owner adjusted for the Previous Owner’s share of interest, taxes, depreciation and amortization.
(4)	Reflects net income attributable to noncontrolling interest adjusted for noncontrolling interest’s share of interest, taxes, depreciation and amortization.
(5)	Distribution cash coverage ratio is distributable cash flow divided by total estimated distributions to the limited and general partners.

SunCoke Energy Partners, L.P.

Reconciliations of Non-GAAP Information

Reconciliation of Adjusted EBITDA and Distributable Cash Flow to to Net Income

	Years Ended December 31,
	2015		2014
	(Proforma)(1)
	(Dollars in millions)
Net cash provided by operating activities	$157.8		$106.8
Less:
Depreciation and amortization expense	68.9		40.6
Changes in working capital and other	—		(12.9)
(Gain) loss on debt extinguishment	(10.1)		15.4

Net income	$99.0		$63.7
Add:
Depreciation and amortization expense	$68.9		$40.6
Interest expense, net	48.8		43.7
Income tax (benefit) expense	(2.5)		1.2
Coal Logistics deferred revenue(2)	(2.9)		—

Adjusted EBITDA	$211.3		$149.2
Less:
Adjusted EBITDA attributable to noncontrolling interest(3)	7.7		2.9

Adjusted EBITDA attributable to SunCoke Energy Partners, L.P.	$203.6		$146.3
Less:
Ongoing capex	$21.2		$17.1
Replacement capex accrual	7.3		5.6
Cash interest accrual	49.0		28.7

Distributable cash flow	$126.1		$94.9

Quarterly Cash Distribution	105.6		81.4
Distribution Coverage Ratio(4)	1.19	x	1.17	x

(1)	Proforma adjustments made for changes in EBITDA and ongoing capex attributable to the partnership, cash interest costs, replacement capital accruals, Corporate cost allocations, distribution levels and units outstanding. Proforma assumes the following: (a) dropdown of 75 percent in Granite City occurred January 1, 2015; (b) distributions were not paid to units issued in conjunction with the CMT acquisition and dropdown of 23 percent in Granite City closed August 12, 2015; (c) the CMT transaction and dropdown of 23 percent in Granite City were completed on July 1, 2015; and (d) pro-rata, annualized EBITDA contribution from CMT.
(2)	Coal Logistics deferred revenue adjusts for differences between the timing of recognition of take-or-pay shortfalls into revenue for GAAP purposes versus the timing of payments from our customers. This adjustment aligns Adjusted EBITDA more closely with cash flow.
(3)	Reflects net income attributable to noncontrolling interest adjusted for noncontrolling interest’s share of interest, taxes, depreciation and amortization.
(4)	Distribution cash coverage ratio is distributable cash flow divided by total estimated distributions to the limited and general partners.

SunCoke Energy Partners, L.P.

Reconciliations of Non-GAAP Information

Estimated 2016 Consolidated Adjusted EBITDA to Estimated Net Income

and Net Cash Provided by Operating Activities

	2016
	Low	High
Net Cash Provided by Operating Activities	$149	$163
Less:
Depreciation and amortization expense	74	74
Changes in working capital and other	(2)	(2)
Income tax expense	(1)	(1)

Net income	$78	$92

Add:
Depreciation and amortization expense	74	74
Interest expense,net	57	53
Income tax expense	1	1

Adjusted EBITDA	$210	$220

EBITDA attributable to noncontrolling interest(1)	(3)	(3)

Adjusted EBITDA attributable to SXCP	$207	$217
Less:
Corporate allocation addback	(28)	(28)
Ongoing capex (SXCP share)	15	15
Replacement capex accrual	8	8
Cash interest accrual	53	49
Cash tax accrual(2)	1	1

Distributable cash flow	$158	$172

(1)	Adjusted EBITDA attributable to noncontrolling interests represents SXC’s 2% interest in Haverhill, Middletown and Granite City cokemaking facilities.
(2)	Cash tax impacts from the operations of Gateway Cogeneration Company LLC, which is an entity subject to income taxes for federal and state purposes at the corporate level.